Exhibit 99.1

Salary.com Announces Fourth Quarter and Fiscal 2010 Financial Results

NEEDHAM, Mass. – May 25, 2010 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand talent management, payroll and compensation solutions, today announced financial results for its fourth quarter and fiscal year, which ended March 31, 2010.

Revenue in the fourth quarter was $10.9 million, a decrease of 4% over the fourth quarter of fiscal 2009. Calculated bookings were $11.7 million, a decrease of 5% over the fourth quarter of fiscal 2009. Non-GAAP operating cash flow, which excludes cash payments for severance and CEO transition costs, was an outflow of $1.1 million in the fourth quarter, compared to an outflow of $481,000 in the fourth quarter of 2009. GAAP operating cash flow was an outflow of $1.9 million in the fourth quarter, compared to an outflow of $1.4 million in the fourth quarter of 2009.

For the full year, revenue was $45.8 million, up 8% from fiscal 2009. Calculated bookings were $49.6 million, an increase of 2% from fiscal 2009. Non-GAAP operating cash flow, which excludes cash payments for severance and CEO transition costs, was an outflow of $0.6 million, a substantial improvement from an outflow of $7.3 million in fiscal 2009. GAAP operating cash flow was an outflow of $2.0 million, compared to an outflow of $8.2 million in fiscal 2009.

Paul Daoust, interim chief executive officer, stated, “While our non-GAAP net income was within our expected range, we are disappointed to report fourth quarter revenue below our guidance, in addition to not achieving our guidance for positive non-GAAP operating cash flow for the full year. However, we have already begun instituting important changes to drive Salary.com forward. While we have achieved recognized leadership in our compensation, talent management, and consumer businesses, our pursuit of additional growth has come at the expense of cash flow. Therefore, going forward we have made the strategic decision to restructure and realign our business to focus on the product lines where we have a history of delivering positive operating cash flow coupled with the most significant growth opportunities in the future.”

“We are implementing a plan to reduce the number of businesses we are engaged in from five to three, and reduce the number of products we are developing, selling, and supporting from seventeen to ten. As we concentrate on our leading compensation and talent management products, and our strong consumer brand, we will sell our payroll and sales compensation businesses, and stop the development of certain modules we had on our roadmap such as learning and HRMS.”

“We believe that this focus on our key strengths will reduce our overall cost structure approximately $ 7.0 million on an annualized basis, and allow us to emphasize the business lines where we have our most successful track record and best prospects for the future. We expect that this go-forward strategy will enable us to not only return to positive operating cash flow, but also to achieve positive non-GAAP earnings on a full-year basis for the first time in the company’s history in fiscal 2011. We believe these changes we have made will allow us to further strengthen our dominant position in key markets where we excel, driving long-term shareholder value.”

Fourth Quarter 2010 Financial Summary

-	Fourth quarter revenue was $10.9 million, a decrease of 4% over the fourth quarter of fiscal 2009.

-	On a GAAP basis, for the fourth quarter of fiscal 2010, Salary.com reported a net loss of $12.5 million, or ($0.74) per diluted share, compared to a net loss of $8.8 million, or ($0.53) per diluted share, in the fourth quarter of fiscal 2009.

-	Included in GAAP net loss for the fourth quarter are impairment charges related to goodwill and intangible assets of $5.6 million related to our payroll business.

-	On a non-GAAP basis, excluding the impact of restructuring expenses, CEO transition costs, impairment charges, stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss of $2.5 million, or ($0.15) per diluted share, for the fourth quarter of fiscal 2010, compared to a net loss of $2.8 million, or ($0.17) per diluted share, in the fourth quarter of fiscal 2009.

-	Cash and cash equivalents as of March 31, 2010 were $8.8 million, compared to $11.2 million as of December 31, 2009. Net cash as of March 31, 2010 was $6.2 million, compared to $8.7 million as of December 31, 2009.

-	Current deferred revenue was $29.4 million as of March 31, 2010, compared to $28.6 million as of December 31, 2009. Total deferred revenue was $32.2 million as of March 31, 2010, an increase of approximately $0.9 million from December 31, 2009.

-	Excluding non-recurring cash payments for severance and CEO transition costs, non-GAAP cash flow from operations was a net outflow of $1.1 million in the fourth quarter of fiscal 2010, compared to an outflow of $481,000 in the fourth quarter of 2009. Including the non-recurring payments, GAAP cash flow from operations was a net outflow of $1.9 million, compared to an outflow of $1.4 million in the fourth quarter of 2009.

Fiscal Year 2010 Financial Summary

-	Fiscal year 2010 revenue was $45.8 million, an increase of 8% over fiscal year 2009.

-	On a GAAP basis, for the fiscal year 2010, Salary.com reported a net loss of $26.2 million, or ($1.59) per diluted share, compared to a net loss of $26.5 million, or ($1.62) per diluted share, in the fiscal year 2009.

-	Included in GAAP net loss for fiscal 2010 are impairment charges related to goodwill and intangible assets of $5.6 million related to our payroll business.

-	On a non-GAAP basis, excluding the impact of restructuring expenses, CEO transition costs, impairment charges, stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss of $7.9 million, or ($0.48) per diluted share, for the fiscal year 2010, compared to a net loss of $11.8 million, or ($0.72) per diluted share, in the fiscal year 2009.

-	Excluding non-recurring cash payments for severance and CEO transition costs, non-GAAP cash flow from operations was a net outflow of $0.6 million in the fiscal year 2010, compared to an outflow of $7.3 million in fiscal 2009. Including the non-recurring payments, GAAP cash flow from operations was a net outflow of $2.0 million, compared to an outflow of $8.2 million in fiscal 2009.

Additional Fourth Quarter and Fiscal 2010 Business Highlights

-	Salary.com added approximately 100 new enterprise customers in the fourth quarter fiscal 2010, ending the year with approximately 3,700 enterprise customers.

-	New customer additions in the fourth quarter of fiscal 2010 included Beazer General Services, Inc., Ipswitch, Inc., Sallie Mae, Inc., St. John’s Riverside Hospital, Tween Brands, Inc,. and Vectron International.

-	In the fourth quarter, seven transactions larger than $100,000 were completed, including one that was larger than $250,000 in size.

Business Outlook

Bryce Chicoyne, Salary.com’s chief financial officer said, “We are disappointed with our results for the fourth quarter, with revenue slightly below our guidance. A disputed receivables balance from one payroll customer was resolved after our fourth quarter ended, for which we have already received a $1.2 million payment. We have begun the process of making significant changes to our business strategy that we believe positions us for profitable growth. By reducing resource requirements and making the decision to divest certain business activities, Salary.com will be able to focus on our historical strengths that have driven positive cash flow in the past. We believe our reduced cost structure will enable us to achieve non-GAAP profitability on a full-year basis for the first time in our history, even without improvements in the overall business climate.”

For the first quarter of fiscal 2011, Salary.com expects total revenue in the range of $9.3 million to $9.8 million. Non-GAAP net loss, which excludes restructuring charges of approximately $0.5 million, non-cash stock-based compensation expenses of approximately $1.7 million, and amortization of intangibles of approximately $1.0 million, is expected to be in the range of $1.2 million to $1.7 million. GAAP net loss for the first quarter of fiscal 2011 is expected to be in the range of $4.4 million to $4.9 million. Weighted average diluted shares for the quarter are estimated to be approximately 17.2 million shares.

Salary.com expects fiscal 2011 revenue to be in the range of $41.5 million to $42.5 million and cash flow from operations is expected to be a positive $4.0 million to $5.0 million. Non-GAAP net profit, which excludes restructuring charges of approximately $0.6 million, non-cash impact of stock-based compensation expense of approximately $5.6 million, and amortization of intangibles of approximately $3.4 million, is expected to be in the range of $1.3 million to $2.3 million. On a GAAP basis, net loss for fiscal 2011 is expected to be in the range of $7.3 million to $8.3 million. Weighted average diluted shares for the year are estimated to be approximately 17.5 million shares.

Conference call

What:	Salary.com fourth quarter and fiscal year 2010 financial results and other matters conference call and webcast
When:	Tuesday, May 25, 2010
Time:	5:00 PM ET
Live Call:	(877) 591-4956, domestic
(719) 325-4760, international
Replay:	(888) 203-1112, domestic, passcode 3128247
(719) 457-0820, international, passcode 3128247
Webcast:	http://investor.salary.com/events.cfm (live and replay)

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release relate to the Company’s net income and operating expenses and exclude amortization of intangible assets, stock-based compensation, restructuring charges, CEO transition costs and asset impairment charges. This press release also discusses operating cash flows excluding non-recurring severance and CEO transition costs as well. By excluding these items and by providing information on the Company’s bookings in addition to its GAAP revenues, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand talent management, payroll and compensation solutions. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance in the first quarter of 2011 and the full fiscal year 2011, as well as plans to divest businesses, reduce product offerings, and to focus on particular products. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the impact of a global economic recession and uncertainty in the information technology spending environment, potential disruption to our business from our workforce reduction and potential sale of certain product lines, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to expand our customer base and effectively execute on our plans to divest businesses and reduce or consolidate product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2009. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

ICR, LLC for Salary.com

Garo Toomajanian

(781) 851-8540

ir@salary.com

***

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31, 2010	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$8,773	$21,085
Accounts receivable, net of allowance for doubtful accounts	7,695	6,040
Prepaid expenses and other current assets	2,069	1,558

Total current assets before funds held for clients	18,537	28,683
Funds held for clients	12,967	12,964

Total current assets	31,504	41,647

Property, equipment and software, net	2,094	3,025
Goodwill and intangible assets, net	25,027	32,350
Other assets	1,381	1,679

Total assets	$60,006	$78,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$3,711	$2,342
Accrued expenses and other current liabilities	6,251	3,300
Long term debt	2,525	8,125
Deferred revenue, current portion	29,356	26,556

Total current liabilities before client funds obligations	41,843	40,323
Client funds obligations	12,967	12,964

Total current liabilities	54,810	53,287

Deferred revenue, net of current portion	2,812	1,729
Long term liabilities	1,566	1,742

Total liabilities	59,188	56,758

Total stockholders’ equity
Total stockholders’ equity	818	21,943

Total liabilities and stockholders’ equity	$60,006	$78,701

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Revenues:
Subscription revenues	$10,179	$10,515	$42,685	$39,630
Advertising revenues	696	777	3,065	2,825

Total revenues	10,875	11,292	45,750	42,455

Cost of revenues (1)	3,363	3,826	14,458	13,157

Gross profit	7,512	7,466	31,292	29,298

Operating expenses:
Research and development (1)	2,571	2,529	9,696	8,846
Sales and marketing (1)	5,335	5,782	21,788	26,139
General and administrative (1)	3,935	3,995	15,231	15,723
Amortization of intangible assets	750	701	3,007	1,988
Impairment charges	5,599	—	5,599	—
Restructuring and CEO transition costs	1,808	3,081	2,039	3,081

Total operating expenses	19,998	16,088	57,360	55,777

Loss from operations	(12,486)	(8,622)	(26,068)	(26,479)

Other income:
Interest income	1	19	12	537
Other income (expense)	29	(191)	(107)	(308)

Total other income	30	(172)	(95)	229

Loss before provision for income taxes	(12,456)	(8,794)	(26,163)	(26,250)
Provision for income taxes	11	36	73	208

Net loss	$(12,467)	$(8,830)	$(26,236)	$(26,458)

Net loss per share - basic and diluted	$(0.74)	$(0.53)	$(1.59)	$(1.62)

Weighted average shares outstanding - basic and diluted	16,894	16,731	16,456	16,320

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Cost of revenues	$153	$150	$783	$1,255
Research and development	237	306	1,063	1,376
Sales and marketing	393	692	2,098	2,702
General and administrative	581	660	2,072	2,616
Stock-based compensation related to CEO transition	629	—	629	—
Stock-based compensation related to restructuring	—	1,813	—	1,813

	$1,993	$3,621	$6,645	$9,762

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net loss	$(12,467)	$(8,830)	$(26,236)	$(26,458)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,514	1,594	6,357	5,033
Stock-based compensation	1,993	3,620	6,645	9,762
Impairment charges	5,599	—	5,599	—
Other non-cash items	(40)	15	312	411
Change in operating assets and liabilities	1,472	2,183	5,370	3,030

Net cash used in operating activities	(1,929)	(1,418)	(1,953)	(8,222)

Cash flows from investing activities:
Cash paid for acquisition of business	—	(32)	(121)	(12,693)
Cash paid for intangible assets	—	(475)	(456)	(507)
Increase in restricted cash	—	(3)	(1)	(386)
Purchases of property and equipment	(153)	(525)	(315)	(2,058)
Capitalization of software development costs	(58)	(56)	(277)	(153)
Proceeds on sale of property and equipment	5	—	28	—
Net increase in assets held to satisfy client funds obligations	(2,579)	(381)	(3)	(7,890)

Net cash provided by (used in) investing activities	(2,785)	(1,472)	(1,145)	(23,687)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	(262)	(679)	(3,014)	(537)
Net proceeds from line of credit and notes payable	(14)	761	(5,816)	7,932
Net increase in client funds obligation	2,579	381	3	7,890

Net cash provided by (used in) financing activities	2,303	463	(8,827)	15,285

Effect of exchange rate changes on cash and cash equivalents	(41)	38	(387)	(18)

Decrease in cash and cash equivalents	(2,452)	(2,389)	(12,312)	(16,642)

Cash and cash equivalents, beginning of period	11,225	23,474	21,085	37,727

Cash and cash equivalents, end of period	$8,773	$21,085	$8,773	$21,085

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(12,486)	$(8,622)	$(26,068)	$(26,479)
Amortization of intangible assets	750	701	3,007	1,988
Amortization of intangible assets (included in cost of revenues)	421	408	1,690	1,633
Impairment charges	5,599	—	5,599	—
Stock-based compensation	1,364	1,808	6,016	7,950
Stock-based compensation (included in restructuring and CEO transition costs)	629	1,813	629	1,813
Restructuring and CEO transition costs	1,179	1,268	1,410	1,268

Non-GAAP loss from operations	$(2,544)	$(2,624)	$(7,717)	$(11,827)

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss	$(12,467)	$(8,830)	$(26,236)	$(26,458)
Amortization of intangible assets	750	701	3,007	1,988
Amortization of intangible assets (included in cost of revenues)	421	408	1,690	1,633
Impairment charges	5,599	—	5,599	—
Stock-based compensation	1,364	1,808	6,016	7,950
Stock-based compensation (included in restructuring and CEO transition costs)	629	1,813	629	1,813
Restructuring charges	1,179	1,268	1,410	1,268

Non-GAAP net loss	$(2,525)	$(2,832)	$(7,885)	$(11,806)

Non-GAAP net loss per share	$(0.15)	$(0.17)	$(0.48)	$(0.72)

Exhibit 5

SALARY.COM

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended March 31, 2010
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Impairment Charges	Restructuring Charges	Non-GAAP Results
Cost of revenues	$3,363	$(421)	$(153)	$—	$—	$2,789

Research and development expenses	2,571	—	(237)	—	—	2,334
Sales and marketing expenses	5,335	—	(393)	—	—	4,942
General and administrative expenses	3,935	—	(581)	—	—	3,354
Amortization of intangible assets	750	(750)	—	—	—	—
Impairment charges	5,599	—	—	(5,599)	—	—
Restructuring and CEO transition costs	1,808	—	(629)	—	(1,179)	—

Total operating expenses	$19,998	$(750)	$(1,840)	$(5,599)	$(1,179)	$10,630

	Three months ended March 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Impairment Charges	Restructuring Charges	Non-GAAP Results
Cost of revenues	$3,826	$(408)	$(150)	$—	$—	$3,268

Research and development expenses	2,529	—	(306)	—	—	2,223
Sales and marketing expenses	5,782	—	(692)	—	—	5,090
General and administrative expenses	3,995	—	(660)	—	—	3,335
Amortization of intangible assets	701	(701)	—	—	—	—
Restructuring charges	3,081	—	(1,813)	—	(1,268)	—

Total operating expenses	$16,088	$(701)	$(3,471)	$—	$(1,268)	$10,648

	Twelve months ended March 31, 2010
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Impairment Charges	Restructuring Charges	Non-GAAP Results
Cost of revenues	$14,458	$(1,690)	$(783)	$—	$—	$11,985

Research and development expenses	9,696	—	(1,063)	—	—	8,633
Sales and marketing expenses	21,788	—	(2,098)	—	—	19,690
General and administrative expenses	15,231	—	(2,072)	—	—	13,159
Amortization of intangible assets	3,007	(3,007)	—	—	—	—
Impairment charges	5,599	—	—	(5,599)	—	—
Restructuring and CEO transition costs	2,039	—	(629)	—	(1,410)	—

Total operating expenses	$57,360	$(3,007)	$(5,862)	$(5,599)	$(1,410)	$41,482

	Twelve months ended March 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Impairment Charges	Restructuring Charges	Non-GAAP Results
Cost of revenues	$13,157	$(1,633)	$(1,255)	$—	$—	$10,269

Research and development expenses	8,846	—	(1,376)	—	—	7,470
Sales and marketing expenses	26,139	—	(2,702)	—	—	23,437
General and administrative expenses	15,723	—	(2,616)	—	—	13,107
Amortization of intangible assets	1,988	(1,988)	—	—	—	—
Restructuring charges	3,081	—	(1,813)	—	(1,268)	—

Total operating expenses	$55,777	$(1,988)	$(8,507)	$—	$(1,268)	$44,014

Exhibit 6

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Calculated bookings:

Revenue	$10,875	$11,292	$45,750	$42,455
Change in deferred revenue	829	982	3,883	6,252

Calculated bookings	$11,704	$12,274	$49,633	$48,707

Exhibit 7

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net cash used in operating activities	$(1,929)	$(1,418)	$(1,953)	$(8,222)
Payments of severance related payments	251	937	751	937
Payments of CEO transition related payments	620	—	620	—

Non-GAAP cash provided by operating activities	$(1,058)	$(481)	$(582)	$(7,285)